UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2015

Impax Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34263	65-0403311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30831 Huntwood Avenue, Hayward, CA	94544
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(510) 240-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The purpose of this Amendment No. 1 (this “Amendment”) to the Current Report on Form 8-K filed on May 13, 2015 (the “Initial 8-K”) by Impax Laboratories, Inc. (the “Company”) is to correct an inadvertent error in the number of broker non-votes submitted for Proposal 1 (Election of Directors) at the Company’s 2015 Annual Meeting of Stockholders held on May 12, 2015. The corrected table is set forth below.

Any information required to be set forth in the Initial 8-K which is not being amended or supplemented pursuant to this Amendment is hereby incorporated by reference. Except as set forth herein, no modifications have been made to the information contained in the Initial 8-K, and the Company has not updated the information contained therein to reflect events that have occurred since the date of the Initial 8-K. Accordingly, this Amendment should be read in conjunction with the Initial 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Proposal 1: Election of Directors

Each of the following nine nominees for director was elected to serve a term of one year and until his or her successor has been elected and qualified.

Nominee	Votes For	Against	Abstentions	Broker Non-Votes

Leslie Z. Benet, Ph.D.	35,368,440	23,083,396	7,465	5,854,897
Robert L. Burr	33,804,229	24,642,206	12,866	5,854,897
Allen Chao, Ph.D.	41,173,550	17,277,736	8,015	5,854,897
Nigel Ten Fleming, Ph.D.	43,915,662	14,535,623	8,016	5,854,897
Larry Hsu, Ph.D.	55,679,344	2,773,748	6,209	5,854,897
Michael Markbreiter	35,440,994	23,002,490	15,817	5,854,897
Mary K. Pendergast, J.D.	46,747,409	11,701,377	10,515	5,854,897
Peter R. Terreri	44,161,963	14,282,772	14,566	5,854,897
G. Frederick Wilkinson	56,319,910	2,131,910	7,481	5,854,897

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2015	IMPAX LABORATORIES, INC.

	By:	/s/ Bryan M. Reasons
Name: Bryan M. Reasons
Title: Senior Vice President, Finance and Chief Financial Officer